Exhibit (g)(1)

EATON VANCE MUNICIPAL INCOME TERM TRUST

INVESTMENT ADVISORY AND ADMINISTRATIVE AGREEMENT

AGREEMENT made this 15th day of February, 2013, between Eaton Vance Municipal Income Term Trust, a Massachusetts business trust (the “Trust”), and Eaton Vance Management, a Massachusetts business trust (“Eaton Vance”).

1. Duties of Eaton Vance. The Trust hereby employs Eaton Vance to act as investment adviser for and to manage the investment and reinvestment of the assets of the Trust and to administer its affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Agreement.

Eaton Vance hereby accepts such employment, and undertakes to afford to the Trust the advice and assistance of Eaton Vance’s organization in the choice of investments, in the purchase and sale of securities and in the administration of the Trust and to furnish for the use of the Trust office space and all necessary office facilities, equipment and personnel for servicing the investments of the Trust and for administering its affairs and to pay the salaries and fees of all officers and Trustees of the Trust who are members of Eaton Vance’s organization and all personnel of Eaton Vance performing services relating to research and investment and administrative activities. Eaton Vance shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

In connection with its responsibilities as administrator of the Trust, Eaton Vance will (i) assist in preparing all annual, semi-annual and other reports required to be sent to Trust shareholders and/or filed with the Securities and Exchange Commission (“SEC”), and arrange for such filing and printing and dissemination of such reports to shareholders; (ii) prepare and assemble all reports required to be filed by the Trust with the SEC on Forms N-SAR and N-CSR, or on such other form as the SEC may substitute for Form N-SAR or N-CSR, and file such reports with the SEC; (iii) review the provision of services by the Trust’s independent public accounting firm, including, but not limited to, the preparation by such firm of audited financial statements of the Trust and the Trust’s federal, state and local tax returns; and make such reports and recommendations to the Trustees of the Trust concerning the performance of the independent accountants as the Trustees deem appropriate; (iv) arrange for the filing with the appropriate authorities all required federal, state and local tax returns; (v) arrange for the dissemination to shareholders of the Trust’s proxy materials, and oversee the tabulation of proxies by the Trust’s transfer agent or other duly authorized proxy tabulator; (vi) review and supervise the provision of custodian services to the Trust; and make such reports and recommendations to the Trustees concerning the provision of such services as the Trustees deem appropriate; (vii) oversee the valuation of all such portfolio investments and other assets of the Trust as may be designated by the Trustees (subject to any guidelines, directions and instructions of the Trustees), and review and supervise the calculation of the net asset value of the Trust’s shares by the custodian; (viii) negotiate the terms and conditions under which transfer agency and dividend disbursing services will be provided to the Trust, and the fees to be paid by the Trust in connection therewith; review and supervise the provision of transfer agency and dividend disbursing services to the Trust; and make such reports and recommendations to the Trustees concerning the performance of the Trust’s transfer and dividend disbursing agent as the Trustees deem appropriate; (ix) establish the accounting policies of the Trust; reconcile accounting issues which may arise with respect to the Trust’s operations; and consult with the Trust’s independent accountants, legal counsel, custodian, accounting and bookkeeping agents and transfer and dividend disbursing agent as necessary in connection therewith; (x) determine the amount of all distributions (if any) to be paid by the Trust to its shareholders; prepare and arrange for the publishing of notices to shareholders regarding such distributions (if required) and provide the Trust’s transfer and dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of distributions and to implement the Trust’s dividend reinvestment plan; (xi) review the Trust’s bills and authorize payments of such bills by the Trust’s custodian; (xii) oversee services provided to the Trust by external counsel; (xiii) make recommendations to the Trustees as to whether the Trust should make repurchase or tender offers for its own shares; arrange for the preparation and filing of all documents required to be filed by the Trust with the SEC; arrange for the preparation and dissemination of all appropriate repurchase or tender offer documents and papers on behalf of the Trust; and supervise and conduct the Trust’s periodic repurchase or tender offers for its own shares; (xiv) monitor any variance between the market value and net asset value per share, and periodically report to the Trustees available actions that may conform such values; (xv) monitor the activities of any shareholder servicing agent retained by Eaton Vance and periodically report to the Trustees about such activities; (xvi) arrange for the preparation and filing of all other reports, forms, registration statements and documents required to be filed by the Trust with the SEC, the Financial Industry Regulatory Authority and any securities exchange where Trust shares are listed; and (xvii) provide other internal legal, auditing, accounting and administrative services as ordinarily required in conducting the Trust’s business affairs.

Eaton Vance shall provide the Trust with such investment management and supervision as the Trust may from time to time consider necessary for the proper supervision of the Trust. As investment adviser to the Trust, Eaton Vance shall furnish continuously an investment program and shall determine from time to time what securities and other investments shall be acquired, disposed of or exchanged and what portion of the Trust’s assets shall be held uninvested, subject always to the applicable restrictions of the Declaration of Trust, By-Laws and registration statement of the Trust under the Investment Company Act of 1940, all as from time to time amended. Eaton Vance is authorized, in its discretion and without prior consultation with the Trust, to buy, sell, and otherwise trade in any and all types of securities, derivatives and investment instruments on behalf of the Trust. Should the Trustees of the Trust at any time, however, make any specific determination as to investment policy for the Trust and notify Eaton Vance thereof in writing, Eaton Vance shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. Eaton Vance shall take, on behalf of the Trust, all actions which it deems necessary or desirable to implement the investment policies of the Trust.

Eaton Vance shall place all orders for the purchase or sale of portfolio securities for the account of the Trust either directly with the issuer or with brokers or dealers selected by Eaton Vance, and to that end Eaton Vance is authorized as the agent of the Trust to give instructions to the custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, Eaton Vance shall adhere to procedures adopted by the Board of Trustees of the Trust.

Notwithstanding the foregoing, Eaton Vance shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of shares of the Trust, nor shall Eaton Vance be deemed to have assume or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Trust.

2. Compensation of Eaton Vance. For the investment advisory services, payments and facilities to be furnished hereunder by Eaton Vance, Eaton Vance shall be entitled to receive from the Trust compensation in an amount equal to 0.60% of the average daily total managed assets of the Trust.

For purposes of this calculation, “total managed assets” of the Trust shall mean total assets of the Trust, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities or through the purchase of residual interest bonds), (ii) the issuance of preferred stock or other similar preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Trust’s investment objectives and policies, and/or (iv) any other means, all as determined in accordance with generally accepted accounting principles.

Such compensation shall be paid monthly in arrears. The Trust’s net assets shall be computed in accordance with the Declaration of Trust and any applicable votes and determinations of the Trustees of the Trust.

In case of initiation or termination of the Agreement during any month, the fee for that month shall be reduced proportionately on the basis of the number of calendar days during which the Agreement is in effect.

Eaton Vance may, from time to time, waive all or a part of the above compensation.

The Board of Trustees of the Trust has currently determined that, based on the current level of compensation payable to Eaton Vance by the Trust for its investment advisory services under this Agreement, Eaton Vance shall receive no compensation from the Trust in respect of the administrative services to be rendered and the facilities to be provided by Eaton Vance in connection with its administrative responsibilities under this Agreement. If the Trustees subsequently determine that the Trust should compensate Eaton Vance for such administrative services and facilities, such compensation shall be set forth in an amendment to this Agreement to be entered into by the parties hereto.

3. Allocation of Charges and Expenses. Eaton Vance shall pay the entire salaries and fees of all of the Trust’s Trustees and officers employed by Eaton Vance and who devote part or all of their time to the affairs of Eaton Vance, and the salaries and fees of such persons shall not be deemed to be expenses incurred by the Trust for purposes of this Section 3. Except as provided in the foregoing sentence, it is understood that the Trust will pay all expenses other than those expressly stated to be payable by Eaton Vance hereunder, which expenses payable by the Trust shall include, without implied limitation, (i) expenses of organizing and maintaining the Trust and continuing its existence, (ii) registration of the Trust under the Investment Company Act of 1940, (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of listing shares of the Trust with a stock exchange, and expenses of issue, sale, repurchase and redemption (if any) of shares in the Trust, including expenses of conducting tender offers for the purpose of repurchasing Trust shares, (viii) expenses of registering and qualifying the Trust and its shares under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes, including amendments, and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of the Trust and of the Trust’s principal underwriter, if any, as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor, (x) expenses of reports to regulatory bodies, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Trust (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Trust, (xv) expenses for servicing shareholder accounts, (xvi) any direct charges to shareholders approved by the Trustees of the Trust, (xvii) compensation and expenses of Trustees of the Trust who are not members of Eaton Vance’s organization, (xviii) all payments to be made and expenses to be assumed by the Trust in connection with the distribution of Trust shares; (xix) any pricing or valuation services employed by the Trust to value its investments including primary and comparative valuation services, (xx) any investment advisory, sub-advisory or similar management fee payable by the Trust, (xxi) all expenses incurred in connection with the Trust’s use of a line of credit, or issuing or maintaining preferred shares, and (xxii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees, officers and shareholders with respect thereto.

4. Other Interests. It is understood that Trustees and officers of the Trust and shareholders of the Trust are or may be or become interested in Eaton Vance as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of Eaton Vance are or may be or become similarly interested in the Trust, and that Eaton Vance may be or become interested in the Trust as a shareholder or otherwise. It is also understood that trustees, officers, employees and shareholders of Eaton Vance may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which Eaton Vance may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words “Eaton Vance” or “Boston Management and Research” or any combination thereof as part of their name, and that Eaton Vance or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

5. Limitation of Liability of Eaton Vance. The services of Eaton Vance to the Trust are not to be deemed to be exclusive, Eaton Vance being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Eaton Vance, Eaton Vance shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

The Trust expressly acknowledges the provision in the Declaration of Trust of Eaton Vance limiting the personal liability of the Trustees of Eaton Vance and the shareholders of Eaton Vance, and the Trust hereby agrees that is shall have recourse to Eaton Vance for payment of claims or obligations as between Eaton Vance and the Trust arising out of this Agreement and shall not seek satisfaction from the Trustees or shareholders or any Trustee of Eaton Vance.

6. Sub-Advisers and Sub-Administrators. Eaton Vance may employ one or more sub-advisers or sub-administrators from time to time to perform such of the acts and services of Eaton Vance including the selection of brokers or dealers or other persons to execute the Trust’s portfolio security transactions, and upon such terms and conditions as may be agreed upon between Eaton Vance and such sub-adviser or sub-administrator and approved by the Trustees of the Trust, all as permitted by the Investment Company Act of 1940. This provision does not limit Eaton Vance’s ability, pursuant to this Agreement, to provide the services contemplated without the assistance of a sub-adviser. Moreover, subject to approval of the Trust’s Board of Trustees, Eaton Vance retains complete authority at any time immediately to assume direct responsibility for any function delegated to a sub-adviser pursuant to this Section 6 without the need for any approval by the holders of the voting securities of the Trust.

7. Duration and Termination of this Agreement. This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of Eaton Vance or the Trust cast in person at a meeting called for the purpose of voting on such approval.

Either party hereto may, at any time on sixty (60) days’ prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of Trustees of the Trust or the trustees of Eaton Vance, as the case may be, and the Trust may, at any time upon such written notice to Eaton Vance, terminate this Agreement by vote of a majority of the outstanding voting securities of the Trust. This Agreement shall terminate automatically in the event of its assignment.

8. Amendments of the Agreement. This Agreement may be amended by a writing signed by both parties hereto, provided that no material amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of Eaton Vance or the Trust cast in person at a meeting called for the purpose of voting on such approval, and (ii) if required by the Investment Company Act of 1940, by vote of a majority of the outstanding voting securities of the Trust.

9. Limitation of Liability. Eaton Vance expressly acknowledges the provision in the Declaration of Trust of the Trust limiting the personal liability of the Trustees and the shareholders of the Trust, and Eaton Vance hereby agrees that it shall have recourse to the Trust pursuant to the Declaration of Trust for payment of claims or obligations as between the Trust and Eaton Vance arising out of this Agreement and shall not seek satisfaction from the Trustees or shareholders of the Trust or any Trustee or shareholder of the Trust.

10. Use of the Name “Eaton Vance”. Eaton Vance hereby consents to the use by the Trust of the name “Eaton Vance” as part of the Trust’s name; provided, however, that such consent shall be conditioned upon the employment of Eaton Vance or one of its affiliates as the investment adviser or administrator of the Trust. The name “Eaton Vance” or any variation thereof may be used from time to time in other connections and for other purposes by Eaton Vance and its affiliates and other investment companies that have obtained consent to the use of the name “Eaton Vance”. Eaton Vance shall have the right to require the Trust to cease using the name “Eaton Vance” as part of the Trust’s name if the Trust ceases, for any reason, to employ Eaton Vance or one of its affiliates as the Trust’s investment adviser or administrator. Future names adopted by the Trust for itself, insofar as such names include identifying words requiring the consent of Eaton Vance, shall be the property of Eaton Vance and shall be subject to the same terms and conditions.

11. Certain Definitions. The terms “assignment” and “interested persons” when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order. The term “vote of a majority of the outstanding voting securities” shall mean the vote, at a meeting of shareholders, of the lesser of (a) 67 per centum or more of the shares of the Trust present or represented by proxy at the meeting if the holders of more than 50 per centum of the shares of the Trust are present or represented by proxy at the meeting, or (b) more than 50 per centum of the shares of the Trust.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

EATON VANCE MUNICIPAL INCOME TERM TRUST

By:	/s/ Payson F. Swaffield
Payson F. Swaffield
President

EATON VANCE MANAGEMENT

By:	/s/ Maureen A. Gemma
Maureen A. Gemma
Vice President
and not individually

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